UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2009
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor
1550 Coraopolis Heights Road
Pittsburgh, PA	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     As of September 8, 2009, RTI International Metals, Inc. (“RTI” or the “Company”) and certain of the lender parties under the Company’s First Amended and Restated Credit Agreement (the “Credit Facility”) have executed, in escrow, a First Amendment to the Credit Facility (the “Amendment”). Conditions precedent to the Amendment include the Company paying off the remaining balance of its $225,000,000 senior term loan (the “Term Loan”), which is part of the Credit Facility, and its existing credit facility between RTI–Claro, Inc. (a wholly-owned Canadian subsidiary) and National City Bank’s Canada Branch (the “Canadian Facility”). Thus, upon the effective date of the Amendment, the Credit Facility will be limited to the $200,000,000 revolving credit facility.
     The primary effect of the Amendment is to provide additional flexibility on the Interest Coverage Ratio covenant of the Credit Facility by excluding the interest paid under the Term Loan and the Canadian Facility from the calculation and to provide additional flexibility on the Net Debt to EBITDA ratio covenant by permitting certain charges to be added back in to net income for purposes of determining EBITDA. The Amendment also increases the margin added to both the base interest rate and the LIBOR interest rate and increases the facility fee.
     The Credit Facility, as amended, continues to be guaranteed by the material domestic subsidiaries of RTI and RTI’s pledge of 65% of the outstanding capital stock of two foreign subsidiaries, RTI-Claro, Inc. and RTI Europe Limited.
     The Amendment is conditioned upon the receipt by RTI of a minimum of $75,000,000 in proceeds from a capital market transaction and repayment of the Term Loan and the Canadian Facility, among other matters.
Item 3.03 Material Modification to Rights of Security Holders.
     The Credit Facility, as amended, continues to state that, except in connection with (i) share purchase programs of RTI, (ii) employee stock purchase programs of RTI and its subsidiaries and (iii) certain compensation and benefit plans, RTI shall not, and shall not permit any of its subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distributions of any nature (whether in cash, properties, securities or otherwise) on account of or in respect of its shares of capital stock if an event of default exists under the Credit Facility.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
10.1	Form of First Amendment to First Amended and Restated Credit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: September 8, 2009	By:	/s/ William T. Hull
William T. Hull
Senior Vice President and Chief Financial Officer (principal accounting officer)

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